EXHIBIT 21.1
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Subsidiaries of the Registrant

Name of Subsidiary:                                  Precise Software Solutions, Inc.
State of Incorporation:                              Delaware
Name under which Subsidiary does Business:           Precise Software Solutions, Inc.


Name of Subsidiary:                                  Precise Software Solutions Ltd.
Jurisdiction of Organization:                        United Kingdom
Name under which Subsidiary does Business:           Precise Software Solutions Ltd.


Name of Subsidiary:                                  Savant Corporation
State of Incorporation:                              Maryland
Name under which Subsidiary does Business:           Savant Corporation


Name of Subsidiary:                                  Precise Software Solutions Benelux B.V.
Jurisdiction of Organization:                        The Netherlands
Name under which Subsidiary does Business:           Precise Software Solutions Benelux B.V.


Name of Subsidiary:                                  Precise Software Solutions SAS
Jurisdiction of Organization:                        France
Name under which Subsidiary does Business:           Precise Software Solutions SAS


Name of Subsidiary:                                  Precise Software Solutions Australia Pty. Limited
Jurisdiction of Organization:                        Australia
Name under which Subsidiary does Business:           Precise Software Solutions Australia Pty. Limited
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